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                                                                    EXHIBIT 24.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 24, 1996 included in SkyWest, Inc's Annual Report to Shareholders for the fiscal year ended March 31, 1996. We further consent to the incorporation of our report dated May 24, 1996, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File No.'s 33-41285 and 33-60173.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Salt Lake City, Utah
May 24, 1996

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